                                                                 EXHIBIT 10.9(a)

                                                                  March 14, 1996
                           FIRST AMENDED AND RESTATED
                   PRESCRIPTION BENEFIT MANAGEMENT AGREEMENT

     THIS FIRST AMENDED AND RESTATED PRESCRIPTION BENEFIT AGREEMENT ("Agreement") is made by and between PROVANTAGE PRESCRIPTION BENEFIT MANAGEMENT SERVICES, INC., a Minnesota Corporation, with its principal place of business at 700 Pilgrim Way, Green Bay, Wisconsin 54313, hereinafter referred to as "PROVANTAGE", and AMERICAN MEDICAL SECURITY, INC., a Delaware corporation with its principal place of business at 3100 AMS Boulevard, Green Bay, Wisconsin 54313, hereinafter referred to as "AMS".

     WHEREAS, AMS has adopted various prescription drug programs referenced on Exhibit A attached hereto (the "Plans") for various clients' eligible employees and their eligible dependents (the "Plan Participants"). A description of each Plan (the "Plan Parameters") will be communicated by AMS to PROVANTAGE either electronically or in written hard copy format prior to the effective date of this Agreement. Additional Plans may be added to Exhibit A from time to time during the term of this Agreement. Such additions shall be evidenced by a written Addendum to this Agreement which is signed by AMS and ProVantage. The Plan Parameters of any such additional Plans shall be communicated to ProVantage prior to the effective date thereof.

     WHEREAS, PROVANTAGE is a prescription benefit manager, and maintains a computerized claims processing system, a prescription drug mail service, and a network of retail pharmacies (the "Participating Pharmacies") who have agreed to provide prescription services for PROVANTAGE's clients, and

     WHEREAS, additional information with respect to AMS and the Plans is set forth on the AMS Data Sheet attached to this Agreement as Exhibit B (the "Data Sheet"); and

     WHEREAS, PROVANTAGE and AMS have entered into that certain Prescription Benefit Management Agreement dated June 28, 1995 (the "1995 Agreement"), whereby PROVANTAGE has agreed to provide prescription benefit management services to AMS upon the terms and conditions set forth therein; and

     WHEREAS, pursuant to that certain Addendum and Assumption Agreement dated July 1, 1995, Unity HMO of Illinois, Inc., an Illinois domiciled health maintenance organization of which American Medical Security Group, Inc. ("AMS' Parent") owns an 90% interest ("Unity") has agreed to participate in the 1995 Agreement; and

     WHEREAS, pursuant to that certain Addendum and Assumption Agreement dated as of July 1, 1995, Frontier Community Health Plans, Inc., a Colorado domiciled health maintenance organization of which AMS' Parent owns an 33% interest ("Frontier") has agreed to participate in the 1995 Agreement; and

     WHEREAS, pursuant to that certain Addendum and Assumption Agreement dated March 18, 1996, Atlantic Health Plans, Inc., a North Carolina domiciled health maintenance organization of which AMS' Parent indirectly owns 100% interest ("Atlantic") has agreed to participate in the 1995 Agreement; and

     WHEREAS, pursuant to that certain Addendum and Assumption Agreement dated February 1, 1996, American Medical Security Health Plan, Inc., d/b/a American Medical HealthCare, a Florida corporation of which AMS' Parent owns an 100% interest ("AHPF") has agreed to participate in the 1995 Agreement; and

     WHEREAS, pursuant to that certain Addendum and Assumption Agreement dated March 7, 1996, American Medical Security Health Plan, Inc., a Tennessee corporation of which AMS' Parent owns an 49% interest ("AHPT") has agreed to participate in the 1995 Agreement; and

     WHEREAS, PROVANTAGE and AMS have agreed to amend and restate the 1995 Agreement as set forth herein, and Unity, Frontier, Atlantic, AHPT and AHPF have also agreed to be bound and abide by the terms and conditions set forth herein;

                            I. GENERAL APPOINTMENT
                            ----------------------


1. PROVANTAGE shall be AMS's exclusive prescription benefit manager with respect to the Plans. As the prescription benefit manager of the Plans, PROVANTAGE shall diligently assist AMS in establishing and implementing prescription benefit management programs designed to lower the total cost of Plan Participants' health care. Toward this end, PROVANTAGE shall manage all prescription claim processes for AMS by implementing an optimal mix of cost reduction strategies which may include, but are not limited to:

     . Programs designed to increase mail service utilization;
     . Formulary management services;
     . Drug utilization evaluation programs, including:
          . Drug utilization review programs (prospective, concurrent and retrospective)
          . Educational programs (as such programs may be developed by
            PROVANTAGE from time to time)
          . Disease state management processes (as such processes may be jointly developed by PROVANTAGE and AMS from time to time)

PROVANTAGE's services, which shall be provided subject to and in accordance with the terms and conditions of this Agreement, shall initially be prescription claims processing, prescription drug mail services, and formulary management services described in this Agreement, and shall include such other functions as may be mutually agreed upon in writing by AMS and PROVANTAGE from time to time during the term of this Agreement. AMS and PROVANTAGE agree to work together in good faith to develop and implement mutually acceptable programs, procedures and policies to more effectively and efficiently manage the prescription benefits available to Participants under the Plans.


                       II. PRESCRIPTION CLAIMS PROCESSING
                       ----------------------------------


2. APPOINTMENT. AMS hereby appoints PROVANTAGE as its exclusive Prescription Claims Processor for all new business written pursuant to the Plans, and PROVANTAGE hereby accepts such appointment. PROVANTAGE acknowledges that AMS is contractually committed to another prescription benefit management company for the provision of some of the services described herein with respect to some of the currently existing Plan Participants. AMS agrees to use good faith, diligent efforts to convert such Plan Participants to the PROVANTAGE program as soon as possible.

3. AUTHORITY. PROVANTAGE hereby agrees to perform all of the following claims processing functions with respect to the Plans, and AMS hereby grants PROVANTAGE the authority and empowers PROVANTAGE to perform such functions:

     A. To process all claims received from Participating Pharmacies and/or eligible Plan Participants in accordance with the Plan Parameters;
     B. To reject or otherwise deny claims which are incomplete, ineligible, outside the dates specified by this Agreement or invalid for any other reason;
     C.   To issue checks to Participating Pharmacies for the payment of claims;
     D. To issue checks directly to Plan Participants for covered items under the Plans if they are unable to have a Participating Pharmacy submit the claims on their behalf;
     E. To audit Participating Pharmacies as deemed necessary or appropriate by PROVANTAGE for compliance with the specific Plan parameters as well as for fraudulent or incorrectly submitted claims;
     F. To generate reports for AMS, Participating Pharmacies and for PROVANTAGE's own uses;
     G. To maintain hard copy and/or computerized records of all transactions completed hereunder for a reasonable period of time as may be required by law;
     H. To adjust the amount paid on a submitted claim so that it accurately reflects:
          i. The correct ingredient cost at the time the benefit was received as determined by First Data Bank current drug pricing database.
          ii.  The correct dispensing fee, if any.
          iii. The correct sales tax, if any, for the State in which the benefit was rendered.

          iv. The correct deductible or copayment, if any, that should have been collected.
          v. To provide such other functions as may be indicated on the Data Sheet.

4. IDENTIFICATION CARDS. AMS will issue identification cards for eligible Plan Participants containing the following information:

     A.   AMS'S NAME*
     B.   PARTICIPANT'S NAME*
     C.   PARTICIPANT'S IDENTIFICATION NUMBER*
     D.   GROUP NUMBER
     E.   CO-PAY (IF ANY)*
     F.   EFFECTIVE DATES OR THE WORDS "ON-LINE ELIGIBILITY"
     G.   SPECIAL NOTES PERTAINING TO THE PLAN (IF APPLICABLE)
     H.   PROVANTAGE NAME AND LOGO

Each single Plan Participant will be issued one card. Each Plan Participant that has dependent coverage will be issued two cards. If a card is lost or stolen, AMS will issue a replacement card.

5. PAYMENT OF CLAIMS. AMS assumes all financial responsibility for all claims submitted to PROVANTAGE, whether by Participating Pharmacies or Plan Participants. AMS further acknowledges the right of any Participating Pharmacy to proceed directly against AMS to collect any legitimate claim which AMS has failed to pay to the Participating Pharmacy through PROVANTAGE. This is a waiver of any claim of lack of privity of contract between AMS and the Participating Pharmacy.

AMS shall transfer funds for the payment of valid prescription drug claims under the Plan to PROVANTAGE pursuant to the banking arrangement between the parties as specified in this Agreement.

6. DRUG COST CALCULATION. PROVANTAGE shall use prescription drug pricing information and clinical databases supplied by First Data Bank, or any other nationally recognized database. AMS agrees to hold PROVANTAGE harmless from liability for any claim or payment arising out of inaccurate information supplied to or used by PROVANTAGE in good faith.

7. DRUG UTILIZATION REVIEW (DUR). PROVANTAGE shall, as part of the electronic claim adjudication process, perform Drug Utilization Review (DUR). DUR includes drug interaction screening and other informational messages. The information generated and provided in connection with DUR is intended as a supplement to, and not a substitute for, the knowledge, expertise, skill, and judgment of physicians, pharmacists and other health care providers. PROVANTAGE disclaims all responsibility for any and all actions or interventions, taken or not taken as a result of providing this information. AMS understands and authorizes PROVANTAGE to inform providers that the information provided should not be relied upon as a substitute for their professional judgment and AMS acknowledges that DUR shall not prevent providers from dispensing prescriptions or providing other goods and services in opposition to the information they receive under PROVANTAGE's DUR Program. Providers are individually responsible for acting or not acting upon the information provided through PROVANTAGE's DUR Program, and for performing services in each jurisdiction consistent with the scope of their professional licenses.

PROVANTAGE relies upon outside databases and software provided by other vendors to provide information used by PROVANTAGE in its DUR Program. PROVANTAGE's performance is limited by the information sought and received by and from these vendors. PROVANTAGE will attempt to update these databases on a reasonable basis to reflect changes in the standards of pharmaceutical prescribing; however, no database will contain all currently available information. In most cases the vendors limit or exclude warranties regarding the information provided to PROVANTAGE for use in its DUR Program. Such limitations and exclusions are incorporated herein by this reference.

Further, PROVANTAGE may not have all the relevant information necessary for the purposes of providing DUR Information including, but is not limited to, patient diagnoses, utilization of drugs obtained without using PROVANTAGE's Claims Processing System or not included in the patient's active profile, patient's medical history, and any other idiosyncrasies of a patient. PROVANTAGE shall have no obligation to acquire information concerning any patient where sufficient information is at any time unavailable to enable PROVANTAGE's DUR Program to determine whether or not intervention is indicated.

PROVANTAGE's DUR Program is dependent upon the accurate transmission and processing of data by electronic means. AMS agrees to hold PROVANTAGE harmless from liability for any intervention or non-intervention resulting from any interruption in the electronic processing regardless of the reason for said interruption. Because of the large number of computer systems and software in use by providers, PROVANTAGE cannot and does not guarantee that a provider is technically capable of receiving DUR information.

PROVANTAGE disclaims all express and implied warranties of any kind, including but not limited to, any warranty as to the quality, accuracy or suitability for any particular purpose of the information generated and provided through DUR. PROVANTAGE disclaims any liability for consequential, incidental, exemplary, punitive or special damages incurred directly or indirectly in connection with PROVANTAGE's performance of or omission to perform, DUR services or resulting from reliance on or use of information furnished under PROVANTAGE's DUR program.

8. REPORTS AND STATEMENTS. PROVANTAGE shall provide AMS with a detailed report on all claims paid or rejected on its behalf. PROVANTAGE shall provide all Participating Pharmacies which submit claims for reimbursement with a remittance report.

9. AUDIT. PROVANTAGE will perform audits of Plan Participants' claims or Participating Pharmacies at its own discretion to ensure the integrity and validity of the claims it receives and processes on behalf of AMS. AMS may also request an audit of a specific claim or Participating Pharmacy, to be conducted at AMS's expense. If PROVANTAGE finds grounds for denying or charging back any claims AMS will be notified. PROVANTAGE's own books and files will be available for AMS's inspection during regular business hours. However, AMS may only inspect PROVANTAGE's books and files as they pertain to AMS's Plans.

10. COMPENSATION. AMS agrees to pay to PROVANTAGE such compensation as indicated on the Data Sheet. PROVANTAGE will provide AMS an itemized monthly bill. PROVANTAGE shall have the right after the initial term of this Agreement to change the level of compensation PROVANTAGE receives hereunder upon sixty
(60) days written notice to AMS. AMS may object to any increase in such compensation by giving written notice to PROVANTAGE at least thirty (30) days prior to the expiration of the sixty (60) day period. In the event the parties cannot agree on an appropriate level of compensation, this Agreement shall terminate at the end of the sixty (60) day period.

The parties may agree in writing from time to time on "gain-sharing" compensation arrangements whereby PROVANTAGE and AMS will divide incremental cost savings realized by AMS as a result of PROVANTAGE's prescription benefit management services provided hereunder. Such incremental savings will be measured by comparing actual costs to a predetermined, mutually acceptable baseline for each gain-sharing program. PROVANTAGE and AMS agree to meet not less frequently than annually during the term of this Agreement to discuss and establish baselines, goals and objectives for any prescription benefit management program for which PROVANTAGE's compensation will be determined on a gain-sharing basis. At such meetings, the parties will also discuss new programs, policies or procedures which could be implemented as additional cost saving measures hereunder.

11. BILLING CYCLE AND PAYMENTS. AMS hereby authorizes PROVANTAGE to debit the account indicated on the Data Sheet for prescription drug claims and other charges authorized hereunder. Such debits shall be made via Automated Clearing House ("ACH"). PROVANTAGE will bill AMS or AMS's designee on a semi-monthly basis to enable payment of claims submitted to PROVANTAGE in a timely manner. The first billing statement of every month will include charges for all claims submitted by Participating Pharmacies and for all mail services rendered between the first (1st) and the fifteenth (15th) of the month. The second billing statement of every month will include charges for all claims submitted by Participating Pharmacies and all mail services rendered between the sixteenth
(16th) and the last day of the month. The first billing statement of each month will be mailed on the sixteenth (16th) of each month, or the first business day thereafter. The second billing statement of each month will be mailed on the first (1st) day of the following month, or the first business day thereafter. AMS's account will be debited via ACH on the twenty second (22nd) of each month, or the first business day thereafter, for the first monthly billing statement. AMS's account will be debited via ACH on the seventh (7th) day of the following month, or the first business day thereafter, for the second monthly billing statement.

AMS warrants to PROVANTAGE that it shall make available for debit sufficient funds to meet the full amount of each invoice submitted to AMS by PROVANTAGE. All bills shall be deemed to have been received by AMS on the third (3rd) day after the date said bill was mailed, or by the end of the next business day if sent by facsimile or express mail. Payments more than 7 days past due shall be subject to interest at the rate of one half of one percent per semi-monthly billing period (twelve percent (12%) per annum) or the maximum portion thereof allowed by law.

12.  CLAIM FUNDING DEPOSIT. [Intentionally Omitted].

13. OPTIONAL PROGRAMS. AMS may participate in any one or more of PROVANTAGE's Optional Programs, as described in the Plan Parameters.

                      III. PRESCRIPTION DRUG MAIL SERVICE
                      -----------------------------------

14. APPOINTMENT. AMS hereby appoints ProVantage as its exclusive Prescription Drug Mail Service provider for the Plans, and ProVantage hereby accepts such appointment.

15. AUTHORITY. ProVantage hereby agrees to perform all of the following services with respect to the Plans, and AMS hereby grants ProVantage the authority and empowers ProVantage to perform such services:

     A. To provide and dispense all prescribed legend drugs (collectively referred to herein as "Pharmaceuticals"), as set forth in the Plan Parameters, subject to availability. Such Pharmaceuticals shall be supplied in amounts prescribed by a physician, or as indicated in the Plan Parameters. Whenever possible, and subject to state guidelines and the dispensing pharmacist's professional discretion, PROVANTAGE agrees to dispense the generic drug or the lowest cost equivalent item currently available to PROVANTAGE.

     B. To label and package the Pharmaceuticals as required by applicable State and Federal Laws and Regulations and as is consistent with industry practices and procedures.

     C. To provide prepaid delivery of Pharmaceuticals to Plan Participants' residences by U.S. Mail, UPS or an overnight service in accordance with applicable regulations and industry practices and procedures.

     D. To provide, at PROVANTAGE's expense, toll free telephone lines, computer services, informational brochures and similar administrative services as PROVANTAGE shall determine to be appropriate for the provision of the Prescription Drug Mail Services described herein.

16. TIMELINESS OF MAIL SERVICE. PROVANTAGE shall use reasonable efforts to dispense Pharmaceuticals within 48 hours of PROVANTAGE's receipt of an acceptable prescription. Weekends and holidays are not to be included within this 48 hour period. AMS acknowledges that PROVANTAGE shall not be responsible for causes and circumstances beyond the reasonable control of PROVANTAGE and that PROVANTAGE shall have no liability to AMS or its Plan Participants as a result of any delay in preparation or delivery of Pharmaceuticals. PROVANTAGE shall have no obligation to provide Pharmaceuticals to any Plan Participant until PROVANTAGE receives from such Plan Participant any applicable copayment charges.

17. PRESCRIPTIONS. PROVANTAGE assumes no liability or responsibility for the accuracy, efficacy or timely receipt of prescriptions, orders or other directions by physicians to supply Pharmaceuticals to Plan Participants. PROVANTAGE reserves the right to refuse to fill any prescription that professional judgment dictates should not be dispensed.

18. BILLING AND REIMBURSEMENT. With respect to each prescription filled by PROVANTAGE, AMS shall pay PROVANTAGE the charges set forth in the Data Sheet attached hereto or the applicable Plan Parameters plus any applicable state or federal sales or use taxes.

In the event a Plan Participant submits to PROVANTAGE a copayment in an insufficient amount, and PROVANTAGE is unable to collect the correct copayment amount from the Participant, then PROVANTAGE reserves the right to invoice AMS for the amount of the uncollected copayment(s). All payments shall be made to PROVANTAGE in accordance with Section 11 of this Agreement.

19. REPORTS. PROVANTAGE shall furnish to AMS a monthly report reflecting the Pharmaceuticals dispensed pursuant to this Agreement, the details of which AMS agrees to treat as confidential under applicable Federal and State guidelines.

                           IV. FORMULARY MANAGEMENT
                           ------------------------

20. APPOINTMENT. AMS hereby appoints PROVANTAGE as its exclusive formulary management agent for the Plans, and PROVANTAGE hereby accepts such appointment.

21. AUTHORITY. PROVANTAGE hereby agrees to perform various formulary management services with respect to the Plans, and AMS hereby grants PROVANTAGE the authority and empowers PROVANTAGE to perform those formulary management services as described herein, and as may be agreed to in writing from time to time by AMS and PROVANTAGE.

22. PROVANTAGE FORMULARY. The PROVANTAGE formulary (the "Formulary") is a prescription drug formulary containing a listing of preferred medications in the most commonly prescribed therapeutic categories. The Formulary has been prepared by licensed clinical pharmacists, and is based upon evaluation of the quality, efficacy, safety and cost of various pharmaceutical products. The list of drugs on the Formulary may be modified from time to time as a result of PROVANTAGE's continuing evaluation of the Formulary, based upon factors including but not limited to medical appropriateness, manufacturer rebate arrangements and patent expirations.

PROVANTAGE agrees to implement the Formulary with respect to the Plans and hereby grants AMS the right to use, during the term of this Agreement, PROVANTAGE's Formulary. AMS shall distribute copies of the Formulary to all Plan Participants. With AMS's full cooperation and assistance, PROVANTAGE may implement various Formulary compliance programs and cost containment initiatives, which may include communication with Plan Participants, Participating Pharmacies and/or treating physicians. The parties will work together in good faith to develop innovative products, including products utilizing restrictive drug formularies and/or restrictive pharmacy networks.

AMS understands and agrees that AMS's right to utilize the Formulary is limited solely to AMS's own use in connection with the Plans. AMS further understands and agrees that, except in connection with such limited use, AMS shall at no time copy, distribute, sell or otherwise provide the Formulary to any third party without PROVANTAGE's prior written approval. On or prior to termination of this Agreement, AMS shall cease all use of the Formulary and shall return to PROVANTAGE all copies in its possession. Plan Participants and any other parties to whom AMS has provided the Formulary shall be instructed by AMS to discontinue use of the Formulary and to destroy all copies on or before the effective date of termination. Upon PROVANTAGE's request, AMS shall provide proof to PROVANTAGE that it has complied with all of the terms and conditions set forth in this paragraph.

                      [Section 23 Intentionally Omitted.]

                        V. GENERAL TERMS AND CONDITIONS
                        -------------------------------

24. APPLICABLE PLAN. AMS authorizes PROVANTAGE to Fill prescriptions and reimburse Participating Pharmacies or Plan Participants in accordance with this Agreement, including the Plan Parameters and the Data Sheet. The Plan Parameters are expressly incorporated into this Agreement and must be completed prior to PROVANTAGE's providing any services hereunder. The Plans shall be in effect for the term of this Agreement unless modified by AMS. AMS may elect to amend the Plans, with sufficient written notice to PROVANTAGE.

25. TERM OF AGREEMENT. Subject to the terms and conditions of the following paragraph, the initial term and commencement date of this Agreement shall be as indicated on the Data Sheet. At the end of the initial term, and on each anniversary thereafter, the term of this Agreement shall automatically renew for successive one (1) year terms, unless either party notifies the other party of its intent to terminate this Agreement at the end of the then-current term, which notice shall be given at least ninety (90) days prior to the expiration of the then-current term.

26. TERMINATION. This Agreement may be terminated by either party with respect to any one or more of the Plans as of the date written notice of such termination is received by the other party in the event that:

     A. any law or regulation becomes effective after the date of this Agreement which would render the services provided by PROVANTAGE under this Agreement in violation of such law or regulation; or

     B. the non-terminating party fails to make any of the payments referred to in this Agreement or breaches any of the other terms and provisions of this Agreement; or

     C. the non-terminating party shall make an assignment for the benefit of creditors, is adjudicated insolvent, has a receiver or trustee appointed for a substantial part of its property, or has a proceeding commenced against it which will substantially impair its ability to perform hereunder.

AMS is responsible for all of PROVANTAGE's post-termination processing charges. Claims that are received and processed by PROVANTAGE after termination will be subject to the rate so specified on the Data Sheet for a period of NINETY (90) days after the effective date of termination of this Agreement. AMS remains responsible for the payment of all claims submitted to PROVANTAGE with a date of service prior to the effective date of termination, as well as all of PROVANTAGE's administrative charges during the NINETY (90) day period after termination.

PROVANTAGE shall have the right to advise Participating Pharmacies that effective on the termination date, AMS's Plan Participants are not eligible to receive benefits under the Plan. The post-termination fees indicated on the Data Sheet will apply. The termination of this Agreement by either party shall not affect any liabilities of AMS for the payments and charges due PROVANTAGE or its Participating Pharmacies. These rights shall be in addition to all other rights and remedies of PROVANTAGE as allowed by law or equity.

27. RELATIONSHIP BETWEEN PARTIES. Nothing in this Agreement shall be construed to constitute either party a partner, joint venturer, employee or agent of the other, nor shall either party have authority to bind the other in any respect, it being intended that each shall remain an independent contractor solely responsible for its own actions. No employee or agent of one party hereto shall be considered an employee or agent of the other party hereto. The Participating Pharmacies which provide services to the Plan Participants shall also do so as independent contractors.

28. LIST OF ELIGIBLE PLAN PARTICIPANTS. Upon execution of this Agreement, AMS will provide PROVANTAGE with a list of all eligible Plan Participants and applicable Plan Parameters. AMS is responsible for providing PROVANTAGE with any changes to such list or parameters, (additions, deletions and/or terminations) in writing as soon as reasonably possible after they occur. In the event of a Participant's termination, such Participant(s) and their dependents will be considered eligible for up to one full business day after notification has been received by PROVANTAGE. Until such time, AMS will be responsible for all liabilities incurred by the terminated Participant(s) and their dependents. AMS shall hold PROVANTAGE harmless and without liability for any errors or omissions, or any related problems that may result from AMS's failure to provide an accurate, updated listing of eligible Plan Participants.

29. NON-LIABILITY. Without limiting any other indemnification set forth elsewhere in this Agreement, AMS agrees to indemnify, defend, and hold PROVANTAGE harmless from liability for any claim, injury, demand or judgment based on contract, tort, or other grounds (including warranty of merchantability) arising directly or indirectly out of:

     A. PROVANTAGE's providing Drug Utilization Review (DUR) services described herein; and

     B. Payment of fraudulent claims or filling of fraudulent prescriptions if the fraud is committed by AMS, a Plan Participant or any party other than PROVANTAGE. "Fraudulent claims" shall include: (i) the unauthorized, illegal or wrongful use of any card issued by AMS to any of AMS's Plan Participants, and (ii) the wrongful use of any card that is lost or stolen until notification is received by PROVANTAGE.

AMS acknowledges that the Participating Pharmacies have been chosen by PROVANTAGE solely based on their willingness to provide pharmacy services to the Plan Participants. PROVANTAGE has not performed any investigation or review of any Participating Pharmacy's operations.

In addition, and without limiting the generality of the foregoing, each party agrees to indemnify and hold harmless the other party and its directors, officers and employees acting in the scope and course of their employment and not as Plan Participants against all claims, lawsuits, settlements, judgments, costs, penalties and expenses, including attorney's fees, with respect to this Agreement and the acts of the indemnifying party or its employees, acting alone or in collusion with others, if it determined that the indemnified party's liability therefor was the direct consequence of negligence, criminal conduct or fraud on the part of the indemnifying party's directors, officers or employees.

30. NOTICES. All notices provided for in this Agreement shall be in writing and shall be sent by registered or certified mail, express mail, facsimile, or delivered in person to the other party at the address above or indicated on the Data Sheet or such other address as may be provided to the other party in the same manner as that provided for giving of any notice. All notices shall be deemed to have been received on the third (3rd) day after the date said notice was mailed; or twenty four (24) hours following the time of said notice if sent by facsimile, or immediately upon personal delivery.

31. MAINTENANCE OF RECORDS. PROVANTAGE shall maintain such records with regard to services provided hereunder as it shall determine to be necessary and appropriate under the circumstances and as may be required under applicable laws, rules and regulations. PROVANTAGE shall have no responsibility for the maintenance of any records by or which are the obligation of AMS. Records kept by PROVANTAGE with respect to AMS's Plan Participants may be reviewed by AMS during regular business hours, at AMS's expense provided, however, that no such review shall relate to records for prescriptions dispensed more than two (2) years prior to the date such review is requested.

32. OWNERSHIP OF INFORMATION. PROVANTAGE shall be the sole owner of the information obtained through the administration and processing of the claims it receives. AMS shall have free access to that information which pertains specifically to AMS, but shall have no ownership rights with respect thereto. AMS acknowledges that PROVANTAGE may receive certain incentives or marketing support funds from pharmaceutical manufacturers based upon Plan Participants' utilization of certain drugs in the PROVANTAGE formulary. Sharing of such incentives or funds with AMS shall be as set forth on the Data Sheet.

33. CONFIDENTIALITY. Each party to this Agreement agrees that it shall receive and hold in confidence any knowledge or information concerning the affairs or business of the other party, and the other party's programs, procedures, or systems and will not, during or after the term hereof, disclose same to any third party or use same for the benefit of itself or any other person, firm or corporation related to or associated with it in any way, except as may be required for the performance of this Agreement or as may be required by law. Each party agrees to hold the other party harmless from liability for any claim, injury, demand or action based on the unauthorized release of any of the above-described confidential information.

In the performance of its obligations under this Agreement, PROVANTAGE will receive private and confidential information concerning the Plan Participants. PROVANTAGE is sensitive to the confidential nature of the files it maintains and warrants that it shall hold all such information confidential and shall not disclose such information to any entity other than AMS, unless required by law or to enable its performance under this Agreement.

34. NO THIRD PARTY BENEFICIARIES. Except as set forth in Paragraph 3 above, no individual person, Plan Participant, insurance company, third party payer or other entity, other than PROVANTAGE and AMS (except governmental authorities to the extent required by law), is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto, or their respective successors and assignees as permitted hereunder.

35. EXCLUSIVITY. With respect to each Plan, PROVANTAGE shall be the sole and exclusive provider of the services described in this Agreement to AMS while this Agreement remains in effect. However, nothing in this Agreement shall prohibit PROVANTAGE from contracting with any other person, firm. corporation or other entity for any purpose whatsoever for the providing or delivery of the same or similar services as those described in this Agreement.

36. NON-DISCRIMINATION. PROVANTAGE shall not discriminate against any AMS or Plan Participant on the basis of race, color, disability, national origin, creed, sex or age.

37. ASSIGNMENT. This Agreement shall not be assignable by either party to any other person or entity, and any attempted assignment shall be void and of no force and effect, unless the written consent of the non-assigning party shall have first been obtained, which consent shall not be unreasonably withheld. For purposes of this Paragraph, "assignments" shall not include assignments to any entity which controls, is controlled by, or is under common control with the assigning party.

38. REGULATORY COMPLIANCE. AMS acknowledges that the Plans are or may be "employee welfare benefit plans" as defined in the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. (S) 1001 et seq., and the regulations promulgated under that act. PROVANTAGE will provide AMS with any information in PROVANTAGE's possession necessary for AMS and the Plans to comply with any laws or regulations applicable to Plans, but AMS's and PROVANTAGE's compliance with any such laws and regulations shall be the sole responsibility of AMS and/or the Plans and AMS shall comply and ensure that the Plans comply with all such laws and regulations. PROVANTAGE will obtain and maintain any licenses or regulatory approvals necessary for it to perform PROVANTAGE's services under the Agreement. AMS shall not name PROVANTAGE or represent that PROVANTAGE is, and PROVANTAGE shall not be, a Plan Administrator or a named fiduciary of the Plan as those terms are used in ERISA. AMS shall have complete discretionary, binding and final authority to construe the terms of the Plan, to interpret ambiguous Plans language, to make factual determinations regarding the payment of claims or provisions of benefits, to review denied claims and to resolve complaints by Plan Participants.

39. PRIOR AGREEMENTS. This Agreement is intended to supplant, replace and supersede the 1995 Agreement and that certain Maintenance Prescription Drug Plan Agreement between AMS and PROVANTAGE dated September 2, 1994 (collectively the "Prior Agreements"). As of the commencement date of this Agreement, said Prior Agreements shall be null and void, except with respect to any obligations which arose prior to the commencement date of the term of this Agreement.

40. EMPLOYEES. AMS agrees that during the term of this Agreement, and for a period of one (1) year thereafter, AMS and AMS's affiliates will not, directly or indirectly, hire or employ, or solicit or offer employment to any employee of ShopKo Stores, Inc. ("ShopKo") or any of ShopKo's subsidiaries, including without limitation, PROVANTAGE, without ShopKo's prior written consent. The foregoing limitation shall apply only with respect to ShopKo employees who, during the term of their employment with ShopKo, held a management-level position or any position within ShopKo's MIS/computer systems departments.

PROVANTAGE agrees that during the term of this Agreement, and for a period of one (1) year thereafter, PROVANTAGE and PROVANTAGE's affiliates will not, directly or indirectly, hire or employ, or solicit or offer employment to any employee of American Medical Security Group, Inc., or any of American Medical Security Group, Inc.'s subsidiaries, including without limitation, AMS, without American Medical Security Group, Inc.'s prior written consent. The foregoing limitation shall apply only with respect to AMS employees who, during the term of their employment with AMS, held a management level position or any position within AMS's MIS/computer systems departments.

41. MISCELLANEOUS PROVISIONS. The provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their heirs, legal representatives and successors. Failure to exercise any of the rights granted hereunder for any one default shall not be a waiver of the right to exercise any of these rights for subsequent default. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed on behalf of both parties. Time is of the essence in the performance of each and every obligation herein imposed. This Agreement when executed by all parties constitutes the entire understanding between the parties hereto. In the event any provision or part thereof contained in this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part thereof contained herein. The headings in this Agreement are used solely for the purpose of convenience and shall not be deemed to list the subject of any provision or be considered in the construction thereof. This Agreement shall be construed and enforced according to the Employee Retirement Income and Security Act of 1974, as amended from time to time ("ERISA"). To the extent ERISA does not apply, the laws of the state of Wisconsin shall govern. Both parties understand that it is their respective obligation to comply with all applicable state, federal and local laws, regulations and guidelines.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to begin as noted in the Data Sheet.


AMERICAN MEDICAL SECURITY, INC.

    /s/ Penny Paque                           3-18-96
By:________________________________    Date:___________
       Vice President, Operations
Title:_____________________________
       /s/ Julie A. Dubey                     3-18-96
Attest:____________________________    Date:___________
       Asst. Secretary
Title:_____________________________


PROVANTAGE PRESCRIPTION BENEFIT MANAGEMENT SERVICES, INC.:

   /s/ Michael J. Bettiga                     3-14-96
By_________________________________    Date:___________
   Michael J. Bettiga, Sr.
   Vice President Health Services

        /s/ Richard D. Schepp                 3-14-96
Attest:____________________________    Date:___________
       Richard D. Schepp, Secretary

The following entities are executing this Agreement to acknowledge their agreement with all of the terms and conditions set forth herein and to acknowledge their agreement that from and after the date of their respective execution, this Agreement shall be substituted for the 1995 Agreement as Exhibit A to each of their respective Addendum and Assumption Agreements referenced above. The following signatures may be attached to this Agreement in two or more counterparts, each of which will be deemed an original. The failure of any one or more of the following entities to execute this Agreement shall not in any way affect the enforceability or validity of this Agreement between AMS and PROVANTAGE, or the effectiveness of the signature by any of the remaining entities.


UNITY HMO OF ILLINOIS, INC.


By:_____________________________    Date:___________

Title:__________________________

Attest:_________________________    Date:___________

Title:__________________________



FRONTIER COMMUNITY HEALTH PLANS, INC.


By:_____________________________    Date:___________

Title:__________________________

Attest:_________________________    Date:___________

Title:__________________________


ATLANTIC HEALTH PLANS, INC.,


By:_____________________________    Date:___________

Title:__________________________

Attest:_________________________    Date:___________

Title:__________________________

AMERICAN MEDICAL SECURITY HEALTH PLAN, INC., a Florida Corporation


By:_____________________________    Date:___________

Title:__________________________

Attest:_________________________    Date:___________

Title:__________________________


AMERICAN MEDICAL SECURITY HEALTH PLAN, INC., a Tennessee Corporation


By:_____________________________    Date:___________

Title:__________________________

Attest:_________________________    Date:___________

Title:__________________________

                                   EXHIBIT A
                                     PLANS

                                   EXHIBIT B
                           [Intentionally omitted.]

                                       14